UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2021

Commission file number: 1-03319

Quad M Solutions, Inc.

Idaho	82-0144710
(State or Other Jurisdiction of Incorporation of Organization)	(I.R.S. Employer Identification Number)

115 River Road, Suite 151, Edgewater, NJ	07020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (732) 423-5520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

Quad M Solutions, Inc. (the “Company”) is filing as Exhibit 99.1 to this Form 8-K a Press Release dated August 11, 2021, reporting the Company’s recent change in management. Reference is made to the Company’s Form 8-K filed with the SEC on August 5, 2021, and specifically the disclosure under Item 5.02 of the August 5 Form 8-K.

In addition, the Company disclosed in the attached press release its plan to implement several marketing partnerships to rapidly accelerate sales and earnings over the very next term with new management’s focus on providing transparency, whether positive or negative, with open and regular communications with the shareholders.

The Company reported that it currently has approximately 1700 members (which includes single employees, employee/spouse, employee/child or employee/family) that are benefitting from the Company’s partially self-insured medical benefit programs. The Company is meeting and, in some cases, exceeding industry standards for each premium revenue dollar. The Company also provides payroll services for these members with a significantly lower margin.

Item 9.01 Financial Statements and Exhibits

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
99.1	Quad M Solutions Press Release dated August 11, 2021, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2021

QUAD M SOLUTIONS, INC.

	By:	/s/ Joseph Frontiere
Joseph Frontiere
Interim Chief Executive Officer